As filed with the Securities and Exchange Commission on January 21, 1998
                                          Registration No.

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               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

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                            FORM S-8
                     REGISTRATION STATEMENT
                             Under
                   THE SECURITIES ACT OF 1933

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                BALDWIN TECHNOLOGY COMPANY, INC.
     (Exact name of Registrant as specified in its charter)

                    Delaware                         13-3258160
          (State or other jurisdiction of               (IRS Employer
          incorporation or organization)             Identification No.)

                              -------------

                        Gerald A. Nathe
  Chairman of the Board, President and Chief Executive Officer
                Baldwin Technology Company, Inc.
                        One Norwalk West
                       40 Richards Avenue
                       Norwalk, CT 06854
                         (203) 838-7470
 (Address, including zip code, of Principal Executive Officer)

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                     1996 Stock Option Plan
                    (Full title of the Plan)

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                    c/o Helen P. Oster, Esq.
                      Corporate Secretary
                Baldwin Technology Company, Inc.
                        One Norwalk West
                       40 Richards Avenue
                       Norwalk, CT 06854
                         (203) 838-7470
             (Name, address, and telephone number,
           including area code, of agent for service)

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                            Copy to:
                     David W. Pollak, Esq.
                  Morgan, Lewis & Bockius LLP
                        101 Park Avenue
                   New York, New York  10178
                         (212) 309-6000
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CALCULATION OF REGISTRATION FEE
                                         Proposed   Proposed
                                          maximum    maximum
Title of securities      Amount to be    offering   aggregate     Amount of
to be registered          registered    price per   offering    registration
      (1)                 (1)(3)      share (2)   price (2)      fee (2)

Class A Common Stock,     1,000,000       $5.00    $5,000,000     $1,475.00
$.01 par value              shares

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(1)  Pursuant to Rule 416(a) of the Securities Act of 1933, the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the provisions of the 1996 Stock Option Plan.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for Class A Common Stock of Baldwin Technology Company, Inc. as reported in the consolidated reporting system on January 15, 1998.

(3) Includes 125,000 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.

     Omitted as permitted.


Item 2.   Registrant Information and Employee Plan Annual Information.

     Omitted as permitted.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by Baldwin Technology Company, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (a) The Company's latest Annual Report on Form 10-K for the fiscal year ended June 30, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b)  The Company's Current Report on Form 8-K dated June 9, 1997.

     (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997.

     (d) The Company's Proxy Statement as filed with the Commission on October 14, 1997.

     (e) The description of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), contained in its Registration Statement on Form 8-A (Reg. No. 0-20382) filed with the Commission on November 20, 1986 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities.

     Not applicable.


Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Company's By-Laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the Company, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

          Article Seven of the Company's Amended and Restated Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derived an improper personal benefit.

     The Registrant has procured Directors and Officers liability insurance for wrongful acts. This is an indemnity policy for the Registrant to protect it against liability assumed or incurred under the above indemnification provisions, including defense provisions, on behalf of the directors and officers. The directors and officers are thus indemnified against loss arising from any civil claims or claims by reason of any wrongful act done or alleged to have been done while acting in their respective capacities as directors or officers. The policy excludes claims brought about or contributed to by dishonest, fraudulent, criminal or malicious acts or omissions by directors or officers.


Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     4.1 Restated Certificate of Incorporation of the Company, incorporated by reference to the registrant's Registration Statement on Form S-1 (Registration No. 33- 10028).

     4.2 Certificate of Amendment of the Certificate of Incorporation of the Company, incorporated by reference to the registrant's Registration Statement on Form S-1 (Registration No. 33-26121).

     4.3 Certificate of Amendment of the Certificate of Incorporation of the Company, incorporated by reference to the registrant's Report on Form 10-K for the fiscal year ended June 30, 1991.

     4.4 By-Laws of the Company, incorporated by reference to the registrant's Registration Statement on Form S-1 (Registration No. 33-10028).

     4.5 Specimen Class A Common Stock Certificate, incorporated by reference to the registrant's Registration Statement on Form S-1 (Registration No. 33-10028).

     5         Opinion of Morgan, Lewis & Bockius LLP regarding legality of the shares of Class A Common Stock.

     23.1      Consent of  Price Waterhouse LLP.

     23.2      Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
5).

     24        Power of Attorney (included on page II-5 of this
Registration Statement).

Item 9.   Undertakings

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                    (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 11, 1997

                                   BALDWIN TECHNOLOGY COMPANY, INC.


                                   By /s/Gerald A. Nathe
                                         Gerald A. Nathe
                                         Chairman of the Board,
                                        President and
                                        Chief Executive Officer


Each person whose signature to this Registration Statement appears below hereby appoints each of Gerald A. Nathe and Helen P. Oster as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below and to file all supplements, amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or any amendment or supplement thereto, and any such attorney-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                     Title                         Date
---------                     -----                         ----

/s/Gerald A. Nathe       Chairman of the Board,        December 11, 1997
Gerald A. Nathe               President and Chief
                         Executive Officer
                         (Principal Executive Officer)

/s/William J. Lauricella Chief Financial Officer, December 11, 1997
William J. Lauricella         Vice President and Treasurer
                         (Principal Financial Officer)

/s/Warren W. Smith       Chief Accounting Officer December 15, 1997
Warren W. Smith               (Principal Accounting Officer)

Signature                     Title                         Date

/s/Akira Hara            Vice President and Director   December 15, 1997
Akira Hara

/s/Judith A. Booth       Director                 December 15, 1997
Judith A. Booth

/s/Samuel B. Fortenbaugh Director                 December 15, 1997
Samuel B. Fortenbaugh, III

/s/John T. Heald              Director                 December 17, 1997
John T. Heald, Jr.

/s/M. Richard Rose       Director                 December 15, 1997
M. Richard Rose

/s/Wendell M. Smith      Director                 December 21, 1997
Wendell M. Smith

/s/Ralph R. Whitney, Jr. Director                 December 15, 1997
Ralph R. Whitney, Jr.

EXHIBIT INDEX

     Exhibit        Description

     4.1 Restated Certificate of Incorporation of the Company, incorporated by reference to the registrant's Registration Statement on Form S-1 (Registration No. 33- 10028)

     4.2 Certificate of Amendment of the Certificate of Incorporation of the Company, incorporated by reference to the registrant's Registration Statement on Form S-1 (Registration No. 33-26121)

     4.3 Certificate of Amendment of the Certificate of Incorporation of the Company, incorporated by reference to the registrant's Report on Form 10-K for the fiscal year ended June 30, 1991

     4.4 By-Laws of the Company, incorporated by reference to the registrant's Registration Statement on Form S-1 (Registration No. 33-10028)

     4.5 Specimen Class A Common Stock Certificate, incorporated by reference to the registrant's Registration Statement on Form S-1 (Registration No. 33-10028).

     5         Opinion of Morgan, Lewis & Bockius LLP regarding legality of the shares of Class A Common Stock

     23.1      Consent of  Price Waterhouse LLP

     23.2      Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
5)

     24        Power of Attorney (included on page II-5 of this
Registration Statement).